Exhibit 31.3
Certification by the Principal Executive Officer
Pursuant to Exchange Act Rule 13a-14(a),
As Adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
I, Samantha (Ying) Du, certify that:
1. I have reviewed Amendment No. 1 to this Annual Report on Form 10-K for the year ended December 31, 2022 of Zai Lab Limited; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 22, 2023	/s/ Samantha (Ying) Du
Samantha (Ying) Du
Chief Executive Officer
(Principal Executive Officer)